Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2023 FOURTH QUARTER AND FULL YEAR EARNINGS

Charlottesville, VA – January 26, 2024 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $3.2 million, or $0.59 per diluted share, for the quarter ended December 31, 2023, compared to $7.1 million, or $1.32 per diluted share, recognized for the quarter ended December 31, 2022. For the twelve months ended December 31, 2023, the Company recognized net income of $19.3 million, or $3.58 per diluted share, compared to $23.4 million, or $4.38 per diluted share, for the twelve months ended December 31, 2022. Gross loans outstanding as of December 31, 2023 totaled $1.1 billion, an increase of $156.3 million, or 16.7%, compared to December 31, 2022 and an increase of $72.1 million, or 7.1%, compared to September 30, 2023.

2023 Fourth Quarter and Full Year Highlights

•
The Company continued to experience loan growth in the fourth quarter of 2023, resulting in a 7.1% increase from the prior quarter and 16.7% over the prior year-end.
•
Yield on loans elevated to 5.47% for the three months ended December 31, 2023, from 5.00% for the prior year same period and increased to 5.72% for the year ended December 31, 2023, from 4.52% for the year ended December 31, 2022.
•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.17% as of December 31, 2023, and 0.08% as of December 31, 2022.
•
Noninterest expense for the three months ended December 31, 2023 decreased $977 thousand, or 10.5%, compared to the three months ended December 31, 2022. For the year ended December 31, 2023, noninterest expense decreased $4.5 million, or 11.7%. Such decreases are the result of continued efficiencies gained from the merger, including: reduced headcount resulting in lower salaries and employee benefit costs; lower occupancy costs from right-sizing our branch network; and reduced professional fees.
•
The Company utilizes a third-party to offer multi-million-dollar FDIC insurance to customers with balances in excess of single-bank limits through Insured Cash Sweep® (ICS) plans. Deposit balances held in ICS plans amounted to $151.6 million as of December 31, 2023 and $134.6 million as of December 31, 2022.
•
Total deposits declined $69.2 million, or 4.7% from December 31, 2022 to December 31, 2023, as many customers moved funds outside of the Bank to earn higher yields while the Bank's strategy was to keep cost of funds low during the first quarter of 2023. Deposit balances increased $38.8 million, or 2.8%, from September 30, 2023 to December 31, 2023, as the Bank's strategy shifted to meet customer rate demands.
•
Correlated with the year-over-year deposit decline noted above, borrowings increased from December 31, 2022 to December 31, 2023 by $66.5 million. As of December 31, 2023, the Company had unused borrowing facilities in place of approximately $119.5 million. Management closely monitors its liquidity position.

Loans and Asset Quality

•
Gross loans outstanding as of December 31, 2023 totaled $1.1 billion, an increase of $156.3 million, or 16.7%, compared to December 31, 2022.
•
Nonperforming assets amounted to $2.7 million as of December 31, 2023, compared to $1.4 million as of December 31, 2022; the Company currently holds no other real estate owned.
o
Eight loans to seven borrowers are in non-accrual status, totaling $1.9 million, as of December 31, 2023, compared to $673 thousand as of December 31, 2022. The adoption of CECL altered the manner in which purchased loans that were in non-accrual status are presented, and as a result, two such loans totaling $470 thousand are now included in this figure.
o
Loans 90 days or more past due and still accruing interest amounted to $880 thousand as of December 31, 2023, compared to $705 thousand as of December 31, 2022. The past due balance as of December 31, 2023 is comprised of two loans totaling $783 thousand which are 100% government-guaranteed, and five student loans totaling $97 thousand.
•
The period-end Allowance for Credit Losses (“ACL”) as a percentage of total loans was 0.77% as of December 31, 2023 and 0.59% as of December 31, 2022. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021, with a remaining balance of $9.4 million as of December 31, 2023.
•
For the three months ended December 31, 2023, the Company recorded a provision for credit losses of $794 thousand, which includes an $81 thousand provision for unfunded commitments. The increase in provision over the prior year is primarily the result of the increase in originated loan balances.

Net Interest Income

•
Net interest income for the three months ended December 31, 2023 of $10.8 million decreased $4.6 million, or 30.1%, compared to the three months ended December 31, 2022, as the increase in interest expense on deposit accounts and borrowings outweighed the increase in interest income earned on assets. Net interest income for 2023 of $49.0 million decreased $4.6 million, or 8.6%, compared to 2022.
•
Net interest margin (FTE), (a non-GAAP financial measure)1, for the three months ended December 31, 2023 declined to 2.89%, compared to 3.91% for the three months ended December 31, 2022. However, net interest margin (FTE), (a non-GAAP financial measure)1, for 2023 increased to 3.37% compared to 3.21% for 2022.
•
The overall cost of funds, including noninterest-bearing deposits, of 201 bps incurred in the three months ended December 31, 2023 increased 178 bps from 23 bps in the same period in the prior year. Overall, the cost of interest-bearing deposits increased period over period, from a cost of 32 bps to 258 bps. The overall cost of funds, including noninterest-bearing deposits, of 148 bps incurred for the full year of 2023 increased 129 bps from 19 bps in 2022. Overall, the cost of interest-bearing deposits increased year-over-year, from a cost of 27 bps to 194 bps.

Noninterest Income

•
Noninterest income for the three months ended December 31, 2023 decreased $550 thousand, or 20.5%, compared to the three months ended December 31, 2022. In the fourth quarter of 2022, the Company received a $267 thousand recovery of unearned premiums related to the loss of insurance on the student loan portfolio. Also, $131 thousand of income was recognized in the fourth quarter of 2022 related to advisory and brokerage income; this business line was sold in the fourth quarter of 2022, eliminating future income and expense related thereto.
•
Noninterest income for 2023 decreased $4.6 million, or 33.4%, compared to 2022. During the prior year, the Company received and recognized a $2.4 million one-time payment to resolve a commercial dispute and a $1.0 million gain was recognized in connection with the sale of two buildings. Also during 2022, a $404 thousand gain was recognized in connection with the sale of Sturman Wealth Advisors; as noted above, as a result of the sale of the business line, future income and expense is eliminated related thereto.

Book Value

Book value per share was $28.52 as of December 31, 2023 and $25.00 as of December 31, 2022, and tangible book value per share (a non-GAAP financial measure)1 was $26.12 as of December 31, 2023 compared to $22.31 as of December 31, 2022. These values increased as net retained income increased and unrealized losses in the investment portfolio decreased period over period.

_____________________________________________________________________

1 See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Income Taxes

The effective tax rate amounted to 16.6% compared to 18.5% for the three months ended December 31, 2023 and 2022, respectively, and 17.2% and 17.9% for the full years of 2023 and 2022, respectively, which are all lower than the statutory rate, due to the recognition of low-income housing tax credits and the effect of tax-exempt income from municipal bonds and income from bank owned life insurance policies in the form of interest and proceeds as a result of a death of a former employee.

Dividends

Cash dividends of $1.8 million, or $0.33 per share, were declared and paid during the fourth quarter of 2023.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has nine banking offices throughout Fauquier and Prince William counties, three banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	December 31, 2023	December 31, 2022*
	(Unaudited)
ASSETS
Cash and due from banks	$18,074	$20,993
Interest-bearing deposits in other banks	10,316	19,098
Federal funds sold	-	45
Securities:
Available for sale (AFS), at fair value	420,595	538,186
Restricted securities, at cost	8,385	5,137
Total securities	428,980	543,323
Loans, net of deferred fees and costs	1,092,665	936,415
Allowance for credit losses	(8,395)	(5,552)
Loans, net	1,084,270	930,863
Premises and equipment, net	16,195	17,808
Assets held for sale	-	965
Bank owned life insurance	38,904	38,552
Goodwill	7,768	7,768
Core deposit intangible, net	5,093	6,586
Right of use asset, net	6,748	6,536
Deferred tax asset, net	15,382	17,315
Accrued interest receivable and other assets	14,287	13,507
Total assets	$1,646,017	$1,623,359
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$372,857	$495,649
Interest-bearing	305,541	399,983
Money market and savings deposit accounts	412,119	467,600
Certificates of deposit and other time deposits	318,581	115,106
Total deposits	1,409,098	1,478,338
Federal funds purchased	3,462	-
Borrowings	66,500	-
Junior subordinated debt, net	3,459	3,413
Lease liability	6,504	6,173
Accrued interest payable and other liabilities	3,954	2,019
Total liabilities	1,492,977	1,489,943
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-
Common stock, $2.50 par value	13,253	13,214
Capital surplus	107,940	105,344
Retained earnings	71,891	63,482
Accumulated other comprehensive loss	(40,044)	(48,624)
Total shareholders' equity	153,040	133,416
Total liabilities and shareholders' equity	$1,646,017	$1,623,359
Common shares outstanding	5,365,982	5,337,271
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	-	-
Preferred shares authorized	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the twelve months ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest and dividend income:
Loans, including fees	$14,644	$11,828	$56,053	$44,231
Federal funds sold	64	427	207	1,088
Other interest-bearing deposits	59	494	501	1,467
Investment securities:
Taxable	2,880	3,115	11,554	8,416
Tax exempt	325	324	1,308	1,249
Dividends	102	88	367	280
Total interest and dividend income	18,074	16,276	69,990	56,731

Interest expense:
Demand deposits	73	55	346	230
Money market and savings deposits	2,964	627	9,673	2,097
Certificates and other time deposits	3,508	159	8,617	657
Borrowings	663	-	1,934	-
Federal funds purchased	26	-	138	-
Junior subordinated debt	87	51	313	200
Total interest expense	7,321	892	21,021	3,184
Net interest income	10,753	15,384	48,969	53,547
Provision for credit losses	794	136	734	106
Net interest income after provision for credit losses	9,959	15,248	48,235	53,441

Noninterest income:
Wealth management fees	756	721	1,976	2,440
Advisory and brokerage income	-	131	-	770
Deposit account fees	389	434	1,593	1,799
Debit/credit card and ATM fees	535	647	2,277	2,794
Bank owned life insurance income	270	253	1,764	963
Resolution of commercial dispute	-	-	-	2,400
Gains (losses) on sales of assets, net	(20)	87	112	1,043
Gain on termination of interest swap	-	-	460	-
Gains (losses) on sales of AFS, net	-	-	(206)	404
Other	206	413	1,125	1,048
Total noninterest income	2,136	2,686	9,101	13,661

Noninterest expense:
Salaries and employee benefits	3,851	3,652	15,900	17,260
Net occupancy	918	729	4,017	4,526
Equipment	173	111	762	897
Bank franchise tax	291	304	1,220	1,216
Computer software	188	228	778	1,136
Data processing	799	806	2,970	2,727
FDIC deposit insurance assessment	170	90	710	511
Marketing, advertising and promotion	186	351	1,098	1,224
Plastics expense	48	72	177	394
Professional fees	82	306	674	1,357
Core deposit intangible amortization	355	403	1,493	1,684
Other	1,237	2,223	4,264	5,624
Total noninterest expense	8,298	9,275	34,063	38,556
Income before income taxes	3,797	8,659	23,273	28,546
Provision for income taxes	629	1,602	4,010	5,108
Net income	$3,168	$7,057	$19,263	$23,438
Net income per common share, basic	$0.59	$1.32	$3.60	$4.40
Net income per common share, diluted	$0.59	$1.32	$3.58	$4.38
Weighted average common shares outstanding, basic	5,365,982	5,333,902	5,357,085	5,324,740
Weighted average common shares outstanding, diluted	5,394,713	5,362,220	5,385,201	5,351,358

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Common Share Data:
Net income per weighted average share, basic	$0.59	$0.87	$1.05	$1.08	$1.32
Net income per weighted average share, diluted	$0.59	$0.86	$1.05	$1.08	$1.32
Weighted average shares outstanding, basic	5,365,982	5,365,982	5,357,873	5,338,099	5,333,902
Weighted average shares outstanding, diluted	5,394,713	5,395,483	5,375,073	5,375,619	5,362,220
Actual shares outstanding	5,365,982	5,365,982	5,365,982	5,338,650	5,327,271
Tangible book value per share at period end (non-GAAP) [5]	$26.12	$22.83	$24.01	$23.88	$22.31

Key Ratios:
Return on average assets [1]	0.79%	1.18%	1.46%	1.48%	1.65%
Return on average equity [1]	9.03%	12.91%	15.98%	17.57%	22.23%
Net interest margin (FTE) [2]	2.89%	3.04%	3.83%	3.71%	3.91%
Efficiency ratio (FTE) [3]	64.0%	60.3%	54.1%	56.2%	51.7%
Loan-to-deposit ratio	77.5%	74.5%	72.2%	67.3%	63.3%

Capital Ratios:
Tier 1 leverage ratio	11.13%	11.26%	11.20%	10.64%	9.77%
Total risk-based capital ratio	18.24%	18.76%	18.80%	18.37%	17.64%

Assets and Asset Quality:
Average earning assets	$1,487,910	$1,460,555	$1,443,048	$1,475,617	$1,568,765
Average gross loans	$1,061,297	$986,480	$940,264	$932,834	$938,740
Fair value mark on acquired loans	$9,399	$9,965	$10,957	$14,120	$15,887

Allowance for credit losses:
Beginning of period	$7,799	$7,863	$7,772	$5,552	$5,485
Impact of adoption of CECL	-	$-	$-	$2,491	$-
Provision for (recovery of) credit losses	713	2	216	(235)	136
Charge-offs	(207)	(199)	(180)	(136)	(472)
Recoveries	90	133	55	100	403
Net charge-offs	(117)	(66)	(125)	(36)	(69)
End of period	$8,395	$7,799	$7,863	$7,772	$5,552

Non-accrual loans	$1,852	$1,143	$1,185	$1,228	$673
Loans 90 days or more past due and still accruing	880	854	107	69	705
Total nonperforming assets (NPA) [4]	$2,732	$1,997	$1,292	$1,297	$1,378

NPA as a % of total assets	0.17%	0.13%	0.08%	0.08%	0.08%
NPA as a % of gross loans	0.25%	0.20%	0.13%	0.14%	0.15%
ACL to gross loans	0.77%	0.76%	0.81%	0.83%	0.59%
Non-accruing loans to gross loans	0.17%	0.11%	0.12%	0.13%	0.07%
Net charge-offs to average loans [1]	0.04%	0.03%	0.05%	0.02%	0.03%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE) basis, using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 The Bank held no other real estate owned during any of the periods presented.

5 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	December 31, 2023			December 31, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$346,248	$2,982	3.44%	$471,566	$3,204	2.72%
Tax Exempt Securities [1]	66,710	411	2.46%	67,090	410	2.44%
Total Securities [1]	412,958	3,393	3.29%	538,656	3,614	2.68%
Loans:
Real Estate	873,226	11,919	5.42%	820,751	10,322	4.99%
Commercial	149,765	2,018	5.35%	71,730	785	4.34%
Consumer	38,306	707	7.32%	46,259	721	6.18%
Total Loans	1,061,297	14,644	5.47%	938,740	11,828	5.00%
Fed Funds Sold	4,709	64	5.39%	46,042	426	3.67%
Other interest-bearing deposits	8,946	59	2.62%	45,327	494	4.32%
Total Earning Assets	1,487,910	18,160	4.84%	1,568,765	16,362	4.14%
Less: Allowance for Credit Losses	(7,833)			(5,395)
Total Non-Earning Assets	115,114			135,015
Total Assets	$1,595,191			$1,698,385

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$287,228	$73	0.10%	$403,570	$55	0.05%
Money Market and Savings Deposits	413,771	2,964	2.84%	500,397	627	0.50%
Time Deposits	304,053	3,508	4.58%	125,334	158	0.50%
Total Interest-Bearing Deposits	1,005,052	6,545	2.58%	1,029,301	840	0.32%
Borrowings	49,147	663	5.35%	2	—	—
Federal funds purchased	1,755	26	5.88%	—	—	—
Junior subordinated debt	3,454	87	9.99%	3,406	52	6.06%
Total Interest-Bearing Liabilities	1,059,408	7,321	2.74%	1,032,709	892	0.34%
Non-Interest-Bearing Liabilities:
Demand deposits	386,001			531,719
Other liabilities	10,666			8,021
Total Liabilities	1,456,075			1,572,449
Shareholders' Equity	139,116			125,936
Total Liabilities & Shareholders' Equity	$1,595,191			$1,698,385
Net Interest Income (FTE)		$10,839			$15,470
Interest Rate Spread [2]			2.10%			3.80%
Cost of Funds			2.01%			0.23%
Interest Expense as a Percentage of Average Earning Assets			1.95%			0.23%
Net Interest Margin (FTE) [3]			2.89%			3.91%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the twelve months ended
	December 31, 2023			December 31, 2022
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$400,189	$11,921	2.98%	$373,680	$8,696	2.33%
Tax Exempt Securities [1]	66,895	1,657	2.48%	65,861	1,582	2.40%
Total Securities [1]	467,084	13,578	2.91%	439,541	10,278	2.34%
Loans:
Real Estate	839,326	47,996	5.72%	847,238	38,011	4.49%
Commercial	100,122	5,121	5.11%	81,410	3,583	4.40%
Consumer	41,140	2,936	7.14%	49,619	2,637	5.31%
Total Loans	980,588	56,053	5.72%	978,267	44,231	4.52%
Fed Funds Sold	3,825	207	5.41%	100,033	1,088	1.09%
Other interest-bearing deposits	13,964	501	3.59%	161,260	1,467	0.91%
Total Earning Assets	1,465,461	70,339	4.80%	1,679,101	57,064	3.40%
Less: Allowance for Credit Losses	(7,907)			(5,702)
Total Non-Earning Assets	115,908			124,525
Total Assets	$1,573,462			$1,797,924

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$321,154	$346	0.11%	$409,504	$230	0.06%
Money Market and Savings Deposits	421,083	9,673	2.30%	563,374	2,097	0.37%
Time Deposits	220,348	8,617	3.91%	144,565	657	0.45%
Total Interest-Bearing Deposits	962,585	18,636	1.94%	1,117,443	2,984	0.27%
Borrowings	37,286	1,934	5.19%	—	—	—
Federal funds purchased	2,632	138	5.24%	—	—	—
Junior subordinated debt	3,436	313	9.11%	3,388	200	5.90%
Total Interest-Bearing Liabilities	1,005,939	21,021	2.09%	1,120,831	3,184	0.28%
Non-Interest-Bearing Liabilities:
Demand deposits	418,091			526,389
Other liabilities	9,989			9,581
Total Liabilities	1,434,019			1,656,801
Shareholders' Equity	139,443			141,123
Total Liabilities & Shareholders' Equity	$1,573,462			$1,797,924
Net Interest Income (FTE)		$49,318			$53,880
Interest Rate Spread [2]			2.71%			3.12%
Cost of Funds			1.48%			0.19%
Interest Expense as a Percentage of Average Earning Assets			1.43%			0.19%
Net Interest Margin (FTE) [3]			3.37%			3.21%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Fully tax-equivalent measures
Net interest income	$10,753	$11,100	$13,703	$13,413	$15,384
Fully tax-equivalent adjustment	86	87	86	87	86
Net interest income (FTE) [1]	$10,839	$11,187	$13,789	$13,500	$15,470

Efficiency ratio [2]	64.4%	60.7%	54.4%	56.5%	52.0%
Fully tax-equivalent adjustment	-0.4%	-0.4%	-0.3%	-0.3%	-0.3%
Efficiency ratio (FTE) [3]	64.0%	60.3%	54.1%	56.2%	51.7%

Net interest margin	2.87%	3.02%	3.81%	3.69%	3.89%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	2.89%	3.04%	3.83%	3.71%	3.91%

	For the Twelve Months Ended
	December 31, 2023	December 31, 2022
Fully tax-equivalent measures
Net interest income	$48,969	$53,547
Fully tax-equivalent adjustment	349	333
Net interest income (FTE) [1]	$49,318	$53,880

Efficiency ratio [2]	58.7%	57.4%
Fully tax-equivalent adjustment	-0.4%	-0.3%
Efficiency ratio (FTE) [3]	58.3%	57.1%

Net interest margin	3.34%	3.19%
Fully tax-equivalent adjustment	0.03%	0.02%
Net interest margin (FTE) [1]	3.37%	3.21%

	As of
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Other financial measures
Book value per share	$28.52	$25.29	$26.54	$26.50	$25.00
Impact of intangible assets [4]	(2.40)	(2.46)	(2.53)	(2.62)	(2.69)
Tangible book value per share (non-GAAP)	$26.12	$22.83	$24.01	$23.88	$22.31

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.